Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kilroy Realty Corporation (the “Company”) hereby certifies, to his knowledge, that:

(i)
the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Kilroy
John Kilroy
President and Chief Executive Officer

Date:	July 27, 2017

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, is not being filed as part of the Report or as a separate disclosure document, and is not being incorporated by reference into any filing of the Company or Kilroy Realty, L.P. under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, (whether made before or after the date of the Report) irrespective of any general incorporation language contained in such filing. The signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.